UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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SOCKET COMMUNICATIONS, INC.
(Name of Registrant as Specified in its Charter)

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SOCKET COMMUNICATIONS, INC.

DBA SOCKET MOBILE, INC.

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 18, 2007

Dear Stockholders:

           You are cordially invited to attend the Annual Meeting of Stockholders of Socket Communications, Inc., a Delaware corporation, DBA Socket Mobile, Inc. (the "Company"), to be held Wednesday, April 18, 2007 at 9:00 a.m., local time, at the Company's headquarters at 39700 Eureka Drive, Newark, California 94560 for the following purposes:

          (1) To elect seven directors to serve until their respective successors are elected.

          (2) To ratify the appointment of Moss Adams LLP as independent public accountants of the Company for the fiscal year ending December 31, 2007.

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

          The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

           Only stockholders of record at the close of business on February 20, 2007 are entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

Sincerely,
Kevin J. Mills
President and Chief Executive Officer
Newark, California March 16, 2007

YOUR VOTE IS IMPORTANT.
IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING,
YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY
AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

SOCKET COMMUNICATIONS, INC. DBA SOCKET MOBILE, INC.

PROXY STATEMENT FOR
2007 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

           The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Socket Communications, Inc., a Delaware corporation, DBA Socket Mobile, Inc. (the "Company"), for use at the 2007 Annual Meeting of Stockholders (the "2007 Annual Meeting") to be held Wednesday April 18, 2007 at 9:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of the 2007 Annual Meeting of the Stockholders. The 2007 Annual Meeting will be held at the Company's headquarters at 39700 Eureka Drive, Newark, California 94560. The Company's telephone number at that location is (510) 933-3000.

           These proxy solicitation materials and our Annual Report on Form 10-K for the year ended December 31, 2006, including financial statements, were first mailed on or about March 20, 2007 to all stockholders entitled to vote at the 2007 Annual Meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

          Holders of record of our Common Stock at the close of business on February 20, 2007 (the "Record Date") are entitled to notice of and to vote at the 2007 Annual Meeting. At the Record Date, 31,882,365 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote. The Company has no other class of voting securities outstanding and entitled to be voted at the meeting.

           The only person known by the Company to beneficially own more than five percent of the Company's Common Stock as of the Record Date was Charlie Bass, the Chairman of the Company's Board of Directors. Please see "Security Ownership of Certain Beneficial Owners and Management" for more information on Mr. Bass.

REVOCABILITY OF PROXIES

           Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the 2007 Annual Meeting and voting in person.

VOTING AND SOLICITATION

           Generally each stockholder is entitled to one vote for each share of Common Stock held on all matters to be voted on by the stockholders. If, however, any stockholder at the 2007 Annual Meeting gives notice of his or her intention to cumulate votes with respect to the election of directors, then each stockholder voting for the election of directors (Proposal One) may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock that such stockholder is entitled to vote, or may distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than seven candidates. However, no stockholder shall be entitled to cumulate votes for a candidate unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, prior to the voting, of the intention to cumulate votes. On all other matters, stockholders may not cumulate votes.

           This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, email or facsimile. The Company does not expect to engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from brokers, bank nominees and other institutional investors. The Company's costs for such services, if retained, are not expected to be material.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

           The presence at the 2007 Annual Meeting, either in person or by proxy, of the holders of a majority of votes entitled to be cast with respect to the outstanding shares of Common Stock shall constitute a quorum for the transaction of business. Shares that are voted "FOR," "AGAINST", "WITHHELD or "ABSTAIN" on a subject matter are treated as being present at the meeting for purpose of establishing a quorum entitled to vote on the matter (the "Votes Cast").

           The Company also intends to count abstentions for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). Thus, abstentions will have the same effect as a vote against a proposal.

           Broker non-votes will be counted for purpose of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

           A plurality of the votes duly cast is required for the election of directors. Thus, neither abstentions nor broker non-votes affect the election of directors, as only affirmative votes will affect the outcome of election.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE INCLUDED IN THE COMPANY'S PROXY MATERIALS

           The Company currently intends to hold its 2008 Annual Meeting of Stockholders in April 2008 and to mail proxy statements relating to such meeting in March 2008. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the 2008 Annual Meeting must be received by the Company no later than November 16, 2007, and must otherwise be in compliance with applicable laws and regulations, in order to be considered for inclusion in the Company's proxy statement and proxy card relating to that meeting.

           If a stockholder intends to submit a proposal at the 2008 Annual Meeting, but does not wish to have it included in the proxy statement and proxy for that meeting, the stockholder must do so no later than January 22, 2008. If the a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary authority to vote against the proposal when it is raised at the 2008 Annual Meeting.

           The attached proxy card grants the persons named as proxies discretionary authority to vote on any matter raised at the 2007 Annual Meeting that is not included in this Proxy Statement. The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal at the 2007 Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

           The proxy holders will vote to elect as directors the seven nominees named below, unless a proxy card is marked otherwise. The nominees consist of the seven current directors. If a person other than a management nominee is nominated at the 2007 Annual Meeting, the holders of the proxies may choose to cumulate their votes and allocate them among such nominees of management as the proxy holders shall determine in their discretion in order to elect as many nominees of management as possible. The seven candidates receiving the highest number of votes will be elected. In the event any nominee is unavailable for election, which is not currently anticipated, the proxy holders may vote in accordance with their judgment for the election of substitute nominees designated by the Board of Directors.

           All seven directors will be elected for one-year terms expiring at the 2008 Annual Meeting of Stockholders, subject to the election and qualification of their successors or their earlier death, resignation or removal.

           The following table sets forth information concerning the nominees for director.

Name of Nominee	Age	Position(s) Held With the Company	Director Since
Charlie Bass (1)(2)	65	Chairman of the Board	1992
Micheal L. Gifford	49	Executive Vice President and Director	1992
Leon Malmed (1)(2)	69	Director	2000
Kevin J. Mills	46	President, Chief Executive Officer and Director	2000
Gianluca Rattazzi (1)(2)	54	Director	1998
Peter Sealey (2)(3)	66	Director	2002
Enzo Torresi (2)(3)	62	Director	2000

(1) Member of the Audit Committee. (2) Member of the Nominating Committee. (3) Member of the Compensation Committee

           There are no family relationships among any of the directors or executive officers of the Company.

           Charlie Bass co-founded the Company in March 1992 and has been the Chairman of the Board of Directors from such time to the present. Dr. Bass served as the Company's Chief Executive Officer from April 1997 to March 2000. Dr. Bass has served as the Trustee of The Bass Trust since September 1989. Dr. Bass holds a Ph.D. in electrical engineering from the University of Hawaii.

           Micheal L. Gifford has been a director of the Company since its inception in March 1992, has served as the Company's Executive Vice President since October 1994 and is currently the General Manager of the Company's Development Services Group. Mr. Gifford served as the Company's President from the Company's inception in March 1992 to September 1994 and as the Company's Chief Executive Officer from March 1992 to June 1994. From December 1986 to December 1991, Mr. Gifford served as a director and as Director of Sales and Marketing for Tidewater Associates, a computer consulting and computer product development company. Prior to working for Tidewater Associates, Mr. Gifford co-founded and was President of Gifford Computer Systems, a computer network integration company. Mr. Gifford holds a B.S. in Mechanical Engineering from the University of California at Berkeley.

           Leon Malmed has been a director of the Company since June 2000. Mr. Malmed served as Senior Vice President of Worldwide Marketing and Sales of SanDisk Corporation, a manufacturer of flash memory products, from 1992 to his retirement in March 2000. Prior to his tenure with SanDisk Corporation, Mr. Malmed was Executive Vice President of Worldwide Marketing and Sales for Syquest Corporation, a disk storage manufacturer, President of Iota, a Syquest subsidiary from 1990 to 1992, and Senior Vice President of Worldwide Sales, Marketing and Programs for Maxtor Corporation, a disk drive supplier, from 1984 to 1990. Mr. Malmed holds a B.S. in Mechanical Engineering from the University of Paris, and also has completed the AEA/UCLA Senior Executive Program at the University of California at Los Angeles and the AEA/Stanford Executive Institute Program for Management of High Technology Companies at Stanford Business School.

           Kevin J. Mills was appointed the Company's President and Chief Executive Officer and a director of the Company in March 2000. He served as the Company's Chief Operating Officer from September 1998 to March 2000. Mr. Mills joined the Company in September 1993 as Vice President of Operations and has also served as our Vice President of Engineering. Prior to joining the Company, Mr. Mills worked from September 1987 to August 1993 at Logitech, Inc., a computer peripherals company, serving most recently as its Director of Operations. He holds a B.E. in Electronic Engineering from the University of Limerick, Ireland.

           Gianluca Rattazzi has been a director of the Company since June 1998. In 2000, Dr. Rattazzi co-founded BlueArc Corporation, a provider of network attached storage. He has served as its Chairman since inception and also served as its CEO from 2002 through 2005. Prior to BlueArc, he co-founded Meridian Data, Inc., a provider of CD ROM networking software and systems, as Parallan in July 1988. He served as President and a director of Meridian Data since inception and was appointed Chief Executive Officer of Meridian Data, serving from 1995 until its sale to Quantum Corporation in September 1999. From 1985 to 1988, Dr. Rattazzi held various executive level positions at Virtual Microsystems, Inc., a networking company, most recently as its President. Dr. Rattazzi serves on the board of several private companies. Dr. Rattazzi holds an M.S. in Electrical Engineering and Computer Science from the University of California at Berkeley and a Ph.D. in Nuclear Chemistry from the University of Rome, Italy.

           Peter Sealey has been a director of the Company since June 2002. Dr. Sealey has served as Chief Executive Officer and founder of The Sausalito Group, Inc., a management consulting firm, since its founding in July 1997. Dr. Sealey also served as an Adjunct Professor of Marketing at the Haas School of Business, University of California at Berkeley from 1996 to 2006 and serves on the board of MaxWorldwide Inc., a media holding company. From July 1969 to August 1993, Dr. Sealey served in various senior marketing positions with the Coca-Cola Company, including as its Senior Vice President, Global Marketing and Chief Marketing Officer from December 1989 to August 1993. Dr. Sealey holds a doctorate from the Peter F. Drucker Graduate Management School at the Claremont Graduate University.

           Enzo Torresi has been a director of the Company since June 2000. Dr. Torresi founded and has managed EuroFund Partners, a venture capital fund, since 1999. In 1997 and 1998, he was Chairman and Chief Executive Officer of ICAST Corporation, a software company specializing in broadcasting solutions for the Internet. During 1995 and 1996, he was Entrepreneur-In-Residence at Accel Partners, a venture capital fund. From November 1993 to 1994, he was Vice-Chairman of Power Computing Corporation, a PC manufacturer he co-founded. From 1989 to October 1994, Dr. Torresi was President and Chief Executive Officer of NetFRAME Systems, Inc., a computer manufacturer that is now part of Micron Electronics, Inc. Dr. Torresi holds a Doctorate in Electronics Engineering from the Polytechnic Institute in Torino, Italy.

BOARD MEETINGS AND COMMITTEES

           The Board of Directors has determined that all of the nominees, except Messrs. Mills and Gifford, satisfy the definition of "independent director," as established by Nasdaq listing standards. The Board of Directors has an Audit Committee, a Nominating Committee and a Compensation Committee. Each committee has adopted a written charter, all of which are available on the Company's web site at http://www.mkr-group.com/SCKT/board_committee.html. The Board of Directors has also determined that each member of the Audit Committee, the Nominating Committee and the Compensation Committee satisfies the definition of "independent director," as established by Nasdaq listing standards.

           The Board of Directors held a total of four regular meetings during fiscal 2006 and one telephonic meeting. The Company strongly encourages members of the Board of Directors to attend all meetings, including meetings of committees on which they serve, as well as the annual meeting of stockholders. No director attended fewer than 75 percent of the meetings of the Board of Directors and the Board committees on which he served. Messrs. Gifford, Malmed, Mills, Rattazzi, Sealey and Torresi attended the 2006 Annual Meeting of Stockholders.

           The Audit Committee consists of Messrs. Bass, Malmed and Rattazzi. As required by Nasdaq rules, the members of the Audit Committee each qualify as "independent" under special standards established by the United States Securities and Exchange Commission ("SEC") for members of audit committees. The Audit Committee also includes one independent member, Dr. Bass, who has been determined by the Board of Directors to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules. Stockholders should understand that this designation is a disclosure required by the SEC relating to Dr. Bass' experience and understanding with respect to certain accounting and auditing matters. This designation does not impose upon Dr. Bass any duties, obligations or liability that are greater than are generally imposed on him as member of the Audit Committee, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors. The Audit Committee met one time in person during the year ended December 31, 2006 and held seven additional telephone meetings with management and the independent auditors to review quarterly and annual financial information and to discuss the results of quarterly review procedures performed by the independent auditors before quarterly and annual financial reports were issued. The Audit Committee is responsible for appointing, compensating and overseeing actions taken by the Company's independent auditors and reviews the Company's internal financial controls and financial statements. The Audit Committee met in December 2006 with management and with the independent auditors to review the status and plan for completion of the audit of the financial statements and internal controls for the year ended December 31, 2006. In connection with the completion of the annual audit of the Company's financial statements for the year ended December 31, 2006, the Audit Committee met in February 2007 with management and with the independent auditors to review the financial statements and the annual audit results, including an assessment of internal controls and procedures, and discussed the matters with the independent auditors denoted as required communications by Statement of Auditing Standards 61 (SAS 61). The meeting included a review of internal accounting controls, a discussion and review of auditor independence, a review with management and discussion with the independent auditors of the annual financial statements, the pre-approval of fees, and other matters included in required communications with the independent auditors under SAS 61, and a recommendation to the Board of Directors to approve the issuance of the financial statements for the year ended December 31, 2006. The report of the Audit Committee for the year ended December 31, 2006 is included in this Proxy Statement.

           The Nominating Committee consists of the Company's independent directors, Messrs. Bass, Malmed, Rattazzi, Sealey and Torresi. The Nominating Committee met separately without management or the management directors after each of the four regular board meetings held during 2006. The Nominating Committee considers and recommends nominations for the Board of Directors and facilitates the self-assessment of Board performance by the independent directors. For 2007, the Nominating Committee determined that each current director was willing and able to serve as a director for the ensuing year. The Nominating Committee, in a meeting held in January 2007, recommended nomination of the current directors to serve for the ensuing year. For 2008, the Nominating Committee will consider nominees recommended by security holders. Such nominations should be made in writing to the Company, attention Corporate Secretary, no later than November 16, 2007 in order to be considered for inclusion in next year's proxy statement. The Nominating Committee Charter is available on the Company's website at http://www.mkr-group.com/SCKT/board_committee.html.

           The Compensation Committee, which consists of Messrs. Torresi and Sealey, held eight telephonic meetings during fiscal year 2006. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors and officers of the Company and administering the Company's incentive compensation and benefit plans. The report of the Compensation Committee for fiscal year 2006 is included in this Proxy Statement. The Compensation Committee Charter is available on the Company's website at http://www.mkr-group.com/SCKT/board_committee.html.

COMPENSATION OF DIRECTORS

           Directors who are not employees of the Company received $3,000 per regular meeting of the Board of Directors that they attended in fiscal 2006 and will receive $3,000 per regular meeting that they attend in fiscal 2007. These outside directors are also entitled to participate in the Company's 2004 Equity Incentive Plan. Grants of options to directors are made annually during the year of board service, commencing at each election of the Board of Directors. Options are awarded for board service, committee service and committee and board leadership positions. On April 19, 2006, options vesting monthly over a one year period were awarded to the outside directors for the service period that commenced on April 19, 2006, at an exercise price of $1.20 per share, the fair market value of the Common Stock on the date of grant, as follows:

Name	Grant
Charlie Bass	50,000
Leon Malmed	40,000
Gianluca Rattazzi	35,000
Peter Sealey	25,000
Enzo Torresi	30,000

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

           If a quorum is present, the seven nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ALL OF THE COMPANY'S NOMINEES FOR DIRECTORS.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

           The Audit Committee has selected Moss Adams LLP, independent public accountants, to audit the financial statements and internal controls of the Company for the fiscal year ending December 31, 2007, and recommends that stockholders vote for ratification of such appointment.

           Moss Adams LLP has audited the Company's financial statements for the three fiscal years ended December 31, 2006, 2005 and 2004. Representatives of Moss Adams LLP are expected to be present at the 2007 Annual Meeting. The representative will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

FEES BILLED BY MOSS ADAMS LLP DURING FISCAL YEARS 2006 AND 2005

           Audit Fees:

           Audit fees billed to the Company by Moss Adams LLP for their audit of the Company's 2006 and 2005 fiscal year financial statements and review of the Company's quarterly financial statements for fiscal 2006 and 2005 totaled $240,000 and $205,000, respectively. Audit fees billed to the Company by Moss Adams LLP for their audit of the Company's internal controls at December 31, 2005 totaled $95,000. The Company was not deemed an accelerated filer for fiscal 2006 and an audit of the Company's internal controls at December 31, 2006 was not required.

           Audit-Related Fees:

           Audit-related fees billed to the Company by Moss Adams LLP during the Company's 2006 and 2005 fiscal years totaled $11,500 and $14,470, respectively. Audit-related fees were primarily related to meetings with the Audit Committee, attendance at the annual stockholder meeting, the issuance of a consent related to the filing of a Form S-8 registration statement and accounting advice.

           Tax Fees:

           Tax fees are for preparation of the prior year's annual tax returns and tax advice. Fees billed to the Company by Moss Adams LLP for tax services during the Company's 2006 and 2005 fiscal years were $19,000 and $19,765, respectively.

           All Other Fees:

           There were no other fees billed to the Company during the Company's 2006 and 2005 fiscal years by Moss Adams LLP.

           Approval Procedures:

           The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. The independent accountants and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval process and the fees for the services performed through such date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

           The Audit Committee has considered whether the provision of the services covered in this section is compatible with maintaining Moss Adams LLP's independence.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

           Ratification of the appointment of Moss Adams LLP as the Company's independent public accountants for the fiscal year ending December 31, 2007 requires the affirmative vote of a majority of the Votes Cast on the matter at the 2007 Annual Meeting.

           Stockholder ratification of the appointment of Moss Adams LLP as the Company's independent public accountants is not required by the Company's by-laws or other applicable legal requirement. However, the Audit Committee is submitting the appointment of Moss Adams LLP to the stockholders for ratification as a matter of common corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of the Company's Common Stock, including on an as-exercised basis, options and warrants exercisable within 60 days of the Record Date, as to (i) each person known by the Company to own beneficially more than 5 percent of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each executive officer of the Company; and (iv) all directors and executive officers of the Company as a group. Except as set forth below, the address of record for each of the individuals listed in this table is: c/o Socket Communications, Inc. dba Socket Mobile, Inc., 39700 Eureka Drive, Newark, California 94560.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned (2)
Charlie Bass(3)	1,951,182	6.1%
Kevin J. Mills(4)	852,578	2.6
Robert J. Miller(5)	722,108	2.2
Micheal L. Gifford(6)	680,768	2.1
David W. Dunlap(7)	565,218	1.7
Leonard L. Ott(8)	438,348	1.4
Enzo Torresi(9)	309,641	1.0
Peter K. Phillips (10)	279,963	*
Leon Malmed(11)	272,500	*
Gianluca Rattazzi(11)	270,000	*
Tim I. Miller(12)	225,928	*
Peter Sealey(11)	200,000	*
Kevin T. Scheier(11)	195,312	*
Lee A. Baillif (13)	206,837	*
All Directors and Executive Officers as a group (14 persons)(14)	7,170,383	22.2

*Less than 1%

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.
(2) Percentage ownership is based on 31,882,365 shares of Common Stock outstanding, each of which is entitled to one vote, on the Record Date and any shares issuable pursuant to securities exercisable for shares of Common Stock by the person or group in question as of the Record Date or within 60 days thereafter.
(3) Includes 15,723 shares of Common Stock subject to warrants exercisable within 60 days of February 20, 2007, and 312,500 shares of Common Stock subject to options exercisable within 60 days of February 20, 2007
(4) Includes 747,480 shares of Common Stock subject to options exercisable within 60 days of February 20, 2007.
(5) Includes 440,063 shares of Common Stock subject to options exercisable within 60 days of February 20, 2007.
(6) Includes 436,894 shares of Common Stock subject to options exercisable within 60 days of February 20, 2007.
(7) Includes 522,251 shares of Common Stock subject to options exercisable within 60 days of February 20, 2007.
(8) Includes 423,938 shares of Common Stock subject to options exercisable within 60 days of February 20, 2007.
(9) Includes 10,641 shares of Common Stock subject to warrants exercisable within 60 days of February 20, 2007, and 251,250 shares of Common Stock subject to options exercisable within 60 days of February 20, 2007.
(10) Includes 268,688 shares of Common Stock subject to options exercisable within 60 days of February 20, 2007.
(11) Consists of shares of Common Stock subject to options exercisable within 60 days of February 20, 2007.
(12) Includes 221,375 shares of Common Stock subject to options exercisable within 60 days of February 20, 2007.
(13) Includes 180,250 shares of Common Stock subject to options exercisable within 60 days of February 20, 2007.
(14) Includes 26,364 shares of Common Stock subject to warrants exercisable within 60 days of February 20, 2007and 4,742,501 shares of Common Stock subject to options exercisable within 60 days of February 20, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 2006, all filing requirements applicable to its executive officers and directors were complied with by such executive officers and directors.

MANAGEMENT

            The current executive officers of the Company are as follows:

Name of Officer	Age	Position with the Company
Kevin J. Mills	46	President and Chief Executive Officer and Director
David W. Dunlap	64	Vice President of Finance and Administration, Chief Financial Officer and Secretary
Micheal L. Gifford	48	Executive Vice President and Director
Lee A. Baillif	46	Vice President and Controller
Robert J. Miller	56	Vice President of Engineering
Tim I. Miller	52	Vice President of Worldwide Operations
Leonard L. Ott	48	Vice President and Chief Technical Officer
Peter K. Phillips	47	Vice President of Marketing
Kevin T. Scheier	50	Vice President Sales and Solutions, Americas

           For information regarding Kevin J. Mills and Micheal L. Gifford, please see "Election of Directors" above.

           David W. Dunlap has served as the Company's Vice President of Finance and Administration, Secretary and Chief Financial Officer since February 1995 and served in the same role as a consultant from November 1994 to February 1995. Mr. Dunlap previously served as Vice President of Finance and Administration and Chief Financial Officer at several public and private companies, including Appian Technology Inc., a semiconductor company from September 1993 to February 1995, and Mountain Network Solutions, Inc., a computer peripherals manufacturing company, from March 1992 to September 1993. He is a certified public accountant, and holds an M.B.A. and a B.A. in Business Administration from the University of California at Berkeley.

           Lee A. Baillif has served as the Company's Controller since January 1, 1999 and was promoted to Vice President and Controller on January 24, 2007. Prior to his appointment as Controller, Mr. Baillif was a member of the accounting staff from September 1994. He holds a B.S. in Business and Finance from San Francisco State University.

           Robert J. Miller has served as the Company's Vice President of Engineering since October 2000. Prior to joining the Company, Mr. Miller served as Chief Technical Officer of 3rd Rail Engineering, an engineering design and services company that was acquired by the Company in October 2000. Prior to his employment with 3rd Rail Engineering, Mr. Miller was an independent engineering design consultant from 1997 to June 1999. Mr. Miller also served in various capacities from 1991 to 1997 with Synaptics, Inc., a computer components design and manufacturing company, including Director of Manufacturing Engineering and Director of Operations. At Synaptics, Mr. Miller was co-inventor of the Synaptics touch pad and was issued eight patents for his work. Mr. Miller holds a BS Engineering degree with honors from the California Institute of Technology.

           Tim I. Miller has served as the Company's Vice President of Worldwide Operations since March 2003, responsible for the Company's worldwide manufacturing operations. Mr. Miller served in the same role as a consultant from January 2003 to March 2003. Mr. Miller was an independent consultant from June 1991 to December 1992. Prior to joining the Company, Mr. Miller was the Vice President of Worldwide Operations for Com21, a developer of broadband technology solutions, from August 1994 to May 2001. Mr. Miller holds a B.S. with an emphasis in Business Administration and Political Science from San Jose State University.

           Leonard L. Ott has served as the Company's Vice President and Chief Technical Officer since October 2000 and previously served as Vice President of Engineering from December 1998 to October 2000. Mr. Ott joined the Company in March 1994, serving in increasingly responsible engineering positions including Director of Software Development and Director of Engineering. Mr. Ott also worked as an engineering consultant to the Company, from November 1993 to March 1994. Prior to joining the Company, Mr. Ott served in various senior roles at Vision Network Systems from March 1988 to November 1993, a networking systems company. Mr. Ott is a board member of the CompactFlash Association, the body establishing standards for CompactFlash products, and a board member of the Secure Digital Association, the body establishing standards for Secure Digital products. He holds a B.S. in Computer Science from the University of California at Berkeley.

           Peter K. Phillips has served as the Company's Vice President of Marketing since November 2002. Mr. Phillips joined the Company in August 1995, serving in the roles of Product Marketing Manager and then Director of Marketing prior to assuming his present position. Prior to joining the Company, Mr. Phillips held progressively responsible marketing positions for seven years at Logitech, Inc., a developer and manufacturer of personal computer peripheral products. Mr. Phillips holds a B.A. in Economics from Stanford University.

           Kevin T. Scheier served as the Company's Vice President of Sales from January 2003 to February 2007. Mr. Scheier's employment with the Company terminated on February 2, 2007.

DIRECTOR COMPENSATION

Compensation of Non-Employee Directors

           The following tables set forth the annual compensation paid or accrued by the Company to or on behalf of the outside directors of the Company for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Charlie Bass	12,000	22,000(2)	34,000
Leon Malmed	12,000	17,600(3)	29,600
Gianluca Rattazzi	12,000	15,400(4)	27,400
Peter Sealey	12,000	11,000(5)	23,000
Enzo Torresi	12,000	13,200(6)	25,200
(1) Amounts shown do not reflect compensation actually received by the directors. Instead, the amounts shown are the compensation costs recognized for option awards vesting in fiscal 2006 for financial statement reporting purposes as determined pursuant to Statement of Financial Accounting Standards No. 123(R), or FAS 123R.
(2) Mr. Bass was granted 50,000 options on April 16, 2006 with grant date fair values, computed in accordance with FAS 123R of $33,000. The aggregate equity awards held by Mr. Bass at December 31, 2006 were options to purchase 312,000 shares of Common Stock.
(3) Mr. Malmed was granted 40,000 options on April 19, 2006 with grant date fair values, computed in accordance with FAS 123R of $26,400. The aggregate equity awards held by Mr. Malmed at December 31, 2006 were options to purchase 272,500 shares of Common Stock.
(4) Mr. Rattazzi was granted 35,000 options on April 19, 2006 with grant date fair values, computed in accordance with FAS 123R of $23,100. The aggregate equity awards held by Mr. Rattazzi at December 31, 2006 were options to purchase 270,000 shares of Common Stock.
(5) Mr. Sealey was granted 25,000 options on April 19, 2006 with grant date fair values, computed in accordance with FAS 123R of $16,500. The aggregate equity awards held by Mr. Sealey at December 31, 2006 were options to purchase 200,000 shares of Common Stock.
(6) Mr. Torresi was granted 30,000 options on April 19, 2006 with grant date fair values, computed in accordance with FAS 123R of $19,800. The aggregate equity awards held by Mr. Torresi at December 31, 2006 were options to purchase 251,250 shares of Common Stock.

           Each outside director receives meeting attendance fees of $3,000 for each meeting attended. During 2006, the Board met four times, and all directors attended. The Board also met once by telephone, and all directors were in attendance except Mr. Malmed who was excused due to a scheduling conflict.

           The outside directors are also entitled to participate in the Company's 2004 Equity Incentive Plan. Grants of options to directors are made annually during the year of board service, commencing at each election of the Board of Directors. 25,000 options were awarded to each director for Board and committee service. Directors serving as chairpersons of the nominating, audit and compensation committees received an additional 5,000 shares, the director serving as the Board chairperson received an additional 10,000 shares, and members serving on the audit committee received an additional 10,000 shares. On April 19, 2006, the outside directors were granted 180,000 options vesting monthly over a one year period for the service period that commenced on April 19, 2006, with an exercise price of $1.20 per share, which was the fair market value of the Common Stock on the date of grant. See also Proposal One - Compensation of Directors. Option awards are valued in accordance with the guidelines of Statement of Financial Accounting Standard No. 123(R).

Compensation Discussion and Analysis

           Overview

           The Compensation Committee establishes the general compensation policies of the Company, and establishes the compensation plans and specific compensation levels for executive officers. The Company strives to ensure that its executive compensation programs enable the Company to attract and retain key people and motivate them to achieve or exceed key objectives of the Company by making individual compensation directly dependent on the Company's achievement of certain financial goals, such as revenue attainment and profitability.

           As a result, we strive to provide a total compensation package that is fair, reasonable, and competitive with prevailing practices in our industry, allowing for above average total compensation when justified by business results and exceptional individual contribution.

           Compensation Philosophy and Objectives

           The Company's fiscal 2006 compensation policies, plans and programs intended to achieve the following objectives:

      attract, retain and motivate talented executive officers
      provide executive officers with cash bonus opportunities linked to achievement of business objectives and individual performance goals align the financial interests of executive officers with those of stockholders by providing executive officers with an equity stake in the Company

           Our approach to executive compensation is to be "middle of the road" for cash compensation and to offer equity incentives that maintain acceptable levels of dilution.

           Elements of Executive Compensation.

                 The three major components of the Company's executive officer compensation are:

                 (i)        base salary,

                 (ii)       variable incentive awards, and

                 (iii)      long-erm, equity-based incentive rewards.

           The components, as well as the total direct compensation, of our rewards program for executives are benchmarked against similarly sized companies based on their revenue levels, number of employees and geographic locations as set forth in the national compensation survey of the American Electronics Association. All of our executive officers are also entitled to earn variable incentive awards and stock option grants as part of their compensation packages. As a result, we continue to remain focused on ensuring that our compensation program is optimized to motivate employees to improve the Company's results on a cost-effective basis.

           Base Salary. The Compensation Committee establishes a competitive base salary designed to recognize the skills and experience each individual brings to the Company and the performance contributions they make. Overall, total direct compensation levels for each position is targeted at the 50th Percentile of similar positions in the American Electronics Association surveys for employees participating in variable incentive award programs. Some variation in the competitive mean is allowed when, in the judgment of management and/or the Compensation Committee, as appropriate, the value of an individual's experience, performance and specific skill set justifies upward or downward variation. Base salary recognizes an employee's role, responsibilities, skills, experience and performance.

           The Compensation Committee determines both the amount and timing of base salary increases. Factors affecting the level of base pay increases each year include the overall financial performance of the Company, changes in the base salary compensation levels reported in the American Electronics Association surveys for executive positions in similarly sized companies, and the individual performance of each executive. The performance of each executive officer of the Company is formally evaluated by his or her supervisor at least one time per year. During 2006, the base salary levels for executive officers were unchanged primarily due to the overall financial performance of the Company.

           Variable Incentive Awards. To reinforce the importance of meeting the Company's financial goals, and to reward significant individual contribution to that effort, the Company believes that a meaningful portion of the quarterly compensation of each executive officer should be in the form of variable incentive pay.

           Variable incentive target awards are established by the Compensation Committee under the same criteria used for establishing base salaries, and base salary and variable incentive targets are considered together in establishing appropriate compensation levels for each executive officer. Each executive officer participates in a Management Variable Incentive Compensation Plan (the "Plan"), which is approved by the Compensation Committee, and performance is measured quarterly. The Plan measures four components:

      Actual quarterly revenue compared to a Board-approved financial plan ("Financial Plan")

      Actual quarterly gross margins compared to the Financial Plan

      Actual expenses compared to the Financial Plan

      Achievement of quarterly management objectives

           The Financial Plan is approved each year by the Company's Board of Directors and actual results are measured against that Financial Plan. Management objectives are set quarterly by each executive officer's supervisor. Each component is weighted equally, and awards are paid based on the percentage attainment achieved of each component, respectively. Awards are capped at twice the target award levels for each financial component and executive officers earn zero for such component if attainment of such component is less than 80 percent. Variable incentive targets for executives during 2006 ranged from 16 percent to 36 percent of total cash compensation, and averaged 24 percent among all executives in fiscal 2006.

           Long-Term, Equity-Based Incentive Awards. The goal of the Company's long-term, equity-based incentive awards is to align the interests of executive officers with those of stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. All equity incentives are subject to vesting provisions to encourage executive officers to remain employed with the Company. Such awards to date have been in the form of stock option grants. The Compensation Committee determines the size of awards according to each executive officer's position at the Company and sets a level that it considers appropriate to create a meaningful opportunity for equity participation. In addition, the Compensation Committee, in consultation with management, takes into account an individual's recent performance, his or her potential for future responsibility and promotion, the number of unvested options held by each individual at the time of the new grant and the size of the available stock award pool.

           In June 2004, the Company's stockholders approved the 2004 Equity Incentive Plan and initially transferred shares available for grant from the Company's 1995 stock plan which was scheduled to expire in 2005. The 2004 Equity Incentive Plan provides for an automatic increase each January 1st in the available stock award pool equal to the lesser of (a) 2,000,000 shares, (b) four percent of the outstanding shares on that date, or (c) a lesser amount as determined by the Board of Directors. Options are granted at the discretion of the Compensation Committee to all employees of the Company based on recommendations from management regarding employee responsibilities and performance.

           The Compensation Committee, in consultation with management, prepares an annual allocation plan dividing available stock in the grant pool among employee refresher grants, new employee grants, director grants and reserves. The timing, award criteria, and award procedures are discussed more fully under Equity Incentive Grant Policies in the next section.

           During fiscal year 2006, the Compensation Committee of the Board of Directors awarded stock option grants to Messrs. Mills, Gifford, Dunlap, Miller and Scheier and to three other executive officers of the Company under the Company's 2004 Equity Incentive Plan. Each option allows the officer to acquire shares of the Company's Common Stock at the market price per share on the grant date over a specified period of time. Awards were made as refresher grants on February 17, 2006. Refresher grants are made annually, typically during the first quarter of the year. The grants had a vesting start date of January 1, 2007 and vest monthly over 48 months, contingent upon the executive officer's continued employment with the Company. The grants expire ten years after the date of grant. Fully vested grants, or grants vesting over a shorter or longer term than four years, may be awarded at the discretion of the Compensation Committee. Each of the Named Executive Officer's options will provide a return only if the officer remains with the Company and only if the market price appreciates during the option term.

           Equity Incentive Grant Policies.

           General option grant practices. All stock options grants are awarded by the Compensation Committee, or the full Board in the case of director stock option grants. All stock options are priced at the closing market price of the Company's common stock on the date of grant and the actions of the Compensation Committee are documented in minutes that are retained in the minute book of the Company. During 2006, the Compensation Committee met eight times during the year and stock option grants were awarded at seven of those meetings.

           Initial stock option grants. The Company awards initial stock option grants to each new employee of the Company at the first meeting of the Compensation Committee following employment. The size of the grant is based on the responsibilities of each employee and as agreed to in the employee's employment offer. Grants for executive officers are approved by the Compensation Committee in advance of offers being made to the individual. Grants to rank and file employees are made by management within general guidelines reviewed and approved by the Compensation Committee and the actual grant requires the approval of the Compensation Committee at the time of grant. New employee grants during fiscal 2006 were awarded to new employees generally within a few weeks of commencing employment. Beginning with the second quarter of 2007, new employee grants will be awarded by the Compensation Committee on the first business day of each month following an employee's date of initial employment. Initial grants generally vest 25% on the one year anniversary of employment and 1/48th per month thereafter for a total vesting period of 48 months. The delay in initial vesting for the first twelve months of employment provides an incentive for employee retention and insures that the employee is familiar with the Company and its goals and objectives prior to shares vesting.

           Refresher stock option grants. The Compensation Committee awards refresher stock option grants annually, generally to all employees of the Company, based on the recommendations of management about the responsibilities and performance of each employee. Such refresher grants are typically made during the first quarter of the year during open trading windows as defined in the Company's Code of Business Conduct and Ethics including its Insider Trading Policy contained therein. Over the past several years, the executive officers of the Company have received approximately 50 percent of the total of refresher grants awarded because of the relative importance of their positions in achieving the Company's goals and objectives, managers and senior contributors have received approximately 25 percent, while other employees have received the balance of 25 percent. Options to acquire 358,000 common shares were awarded to the eight executive officers of the Company in 2006 ranging from a low of 40,000 shares to a high of 55,000 shares. The Company awards grants to each of its employees in recognition of each employee's critical contribution to meeting the Company's goals and objectives. Refresher grants generally vest monthly over a 48 month period.

           Director stock option grants. A portion of the compensation of the Company's outside directors is an annual stock option grant. Director grants are awarded by the full Board of Directors at the first regularly scheduled board meeting following the annual election of directors and vest over the ensuing year of service. Options are awarded equally to all directors for Board and committee service. Additional options are awarded for committee and Board leadership positions and audit committee service, as discussed on page 13 under "Director Compensation".

           Other Compensation.

           Executive officers are entitled to participate in the same health and benefit programs and 401(K) program as are available to all employees of the Company and do not receive any perquisites from the Company.

Accounting and Tax Implications

           Accounting for Stock-Based Compensation On January 1, 2006, we adopted Financial Accounting Standard SFAS 123R, "Share-Based Payment," for the fiscal year ended December 31, 2006. Under SFAS 123R, the Company uses a binomial lattice valuation model to estimate fair value of stock option grants made on or after January 1, 2006. The binomial lattice model incorporates estimates for expected volatility, risk-free interest rates, employee exercise patterns and post-vesting employment termination behavior, and these estimates will affect the calculation of the fair value of the Company's stock option grants. The fair value of stock option grants outstanding prior to January 1, 2006 is estimated using the Black-Scholes option pricing model used under SFAS 123. The Company adopted the modified prospective recognition method and implemented the provisions of SFAS 123R beginning with the first quarter of 2006.

           Income taxes. The Company has not provided any executive officer or director with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code. The 2004 Equity Incentive Plan also allows for the issue of qualifying grants as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. No grants deemed performance-based compensation grants have been awarded to the executive officers of the Company.

Compensation of the Chief Executive Officer

           The factors considered by the Company in determining the compensation of Mr. Mills, the Chief Executive Officer, are the same factors applied to the other executive officers of the Company as described under Elements of Executive Compensation, and he participates in the same compensation programs as do the other executive officers. Mr. Mills' compensation is based on survey data prepared by the American Electronics Association for companies of similar size and location, his responsibility and leadership in establishing and implementing the strategic direction of the Company, and the financial performance of the Company. Primarily due to the financial performance of the Company during fiscal year 2006, the Company did not increase the base salary or variable salary targets of any of its executive officers, including Mr. Mills.

           Mr. Mills as Chief Executive Officer was the highest paid executive in the Company during fiscal year 2006. His total base salary during 2006 was $180,000, and his total target variable compensation was $100,000 for a total compensation target of $280,000. Mr. Mills earned 70% of his total target variable compensation during fiscal year 2006, due primarily to the Company underachieving its revenue and gross margin targets under the Management Variable Incentive Compensation Plan. Mr. Mills' total compensation is consistent with the average compensation for Chief Executive Officers of companies of similar size and location.

           Mr. Mills also received an annual refresher stock option grant of 55,000 shares on February 17, 2006 at the same time that refresher grants were awarded to all employees of the Company. This option commenced vesting on January 1, 2007 and will vest in equal monthly installments over a 48 month period. The reliance on stock option grants as a significant element of the Chief Executive Officer's compensation is intended to align his total compensation package with those of stockholders and to provide the Chief Executive Officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business, including attaining long-term growth and profitability.

           The Chief Executive Officer is entitled to participate in the same health and benefit programs as are available to all employees of the Company. Mr. Mills does not receive any perquisites from the Company.

SUMMARY COMPENSATION TABLE
For Fiscal Year Ended December 31, 2006

           The following table provides fiscal 2006 compensation information for the Chief Executive Officer, Chief Financial Officer, and three other executive officers of the Company who were the most highly compensated in fiscal year 2006 (the "Named Executive Officers").

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(2)	Total ($)
Kevin J. Mills President and Chief Executive Officer and Director	2006	180,000	72,227	69,974	322,201
Micheal L. Gifford Executive Vice President and Director	2006	165,000	63,230	31,963	260,193
David W. Dunlap Vice President of Finance and Administration, Chief Financial Officer and Secretary	2006	160,000	60,674	34,906	255,580
Kevin T. Scheier Vice President of Worldwide Sales (4)	2006	135,000	62,693	49,163	246,856
Robert J. Miller Vice President of Engineering	2006	160,000	50,673	32,873	243,546
(1) Represents base salary as described under Compensation Summary and Analysis - Elements of Executive Compensation.
(2) Represents Variable Incentive Awards as described under Compensation Summary and Analysis - Elements of Executive Compensation.
(3) Amounts shown do not reflect compensation actually received by the executive officer. Instead, the amounts shown are the compensation costs recognized for option awards vesting during fiscal 2006 for financial statement reporting purposes as determined pursuant to Statement of Financial Accounting Standards No. 123(R), or FAS 123R.
(4) Mr. Scheier's employment terminated on February 2, 2007.

GRANTS OF PLAN-BASED AWARDS
For Fiscal Year Ended December 31, 2006

           The following table shows for the fiscal year ended December 31, 2006 certain information regarding options granted to the Named Executive Officers. Options were granted as described under Compensation Summary and Analysis - Elements of Executive Compensation - Long-Term, Equity-Based Incentive Awards and - Equity Incentive Grant Policies.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Kevin J. Mills	2/17/2006	55,000	1.17	35,200
Micheal L. Gifford	2/17/2006	50,000	1.17	32,000
David W. Dunlap	2/17/2006	48,000	1.17	30,720
Kevin T. Scheier (2)	2/17/2006	40,000	1.17	25,600
Robert J. Miller	2/17/2006	40,000	1.17	25,600
(1) The value of option awards is based on the fair value as of the grant date of such award determined pursuant to FAS 123R, which was $0.64 per share. The exercise price for all options granted to the Named Executive Officers is 100% of the fair market value of the shares based on the closing market price for the Company's stock on the grant date which was $1.17 per share. Regardless of whatever value is placed on a stock option on the grant date, the actual value of the option will depend on the market value of the Company's Common Stock at such date in the future when the option is exercised.
(2) Mr. Scheier's employment terminated on February 2, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL 2006 YEAR-END

           The following table set forth certain information concerning outstanding equity awards held by the Named Executive Officers at the end of the fiscal year ended December 31, 2006:

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)(2)	Option Exercise Price ($)(3)	Option Expiration Date(4)
Kevin J. Mills	25,000 67,667 300,000 90,000 67,000 50,000 41,250 36,458 53,750 0	0 0 0 0 0 0 3,750 13,542 46,250 55,000	0.69 0.56 3.38 1.06 1.29 0.76 0.73 3.20 1.50 1.17	6/10/2008 6/16/2009 12/20/2010 9/27/2011 4/3/2012 11/27/2012 3/21/2013 2/3/2014 1/28/2015 2/17/2016

Micheal L. Gifford	8,333 39,967 100,000 75,000 50,000 34,000 32,083 34,635 48,375 0	0 0 0 0 0 0 2,917 12,865 41,625 50,000	0.69 0.56 3.38 1.06 1.29 0.76 0.73 3.20 1.50 1.17	6/10/2008 6/16/2009 12/20/2010 9/27/2011 4/3/2012 11/27/2012 3/21/2013 2/3/2014 1/28/2015 2/17/2016

David W. Dunlap	17,500 25,000 131,250 75,000 65,000 50,000 34,000 32,083 32,813 45,688 0	0 0 0 0 0 0 0 2,917 12,187 39,313 48,000	0.46 0.69 0.56 3.38 1.06 1.29 0.76 0.73 3.20 1.50 1.17	1/14/2008 6/10/2008 6/16/2009 12/20/2010 9/27/2011 4/3/2012 11/27/2012 3/21/2013 2/3/2014 1/28/2015 2/17/2016

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)(2)	Option Exercise Price ($)(3)	Option Expiration Date(4)
Kevin T. Scheier(5)	86,896 20,917 29,167 40,313 10,000 0	2,604 1,041 1,666 1,875 0 833	0.70 0.73 3.20 1.50 1.13 1.17	8/15/2007 8/15/2007 8/15/2007 8/15/2007 8/15/2007 8/15/2007

Robert L Miller	230,000 50,000 33,000 23,000 22,917 29,167 40,313 0	0 0 0 0 2,083 10,833 34,688 40,000	3.38 1.06 1.29 0.76 0.73 3.20 1.50 1.17	12/20/2010 9/27/2011 4/3/2012 11/27/2012 3/21/2013 2/3/2014 1/28/2015 2/17/2016
(1) Options were granted as described under Compensation Summary and Analysis - Elements of Executive Compensation - Long-Term, Equity-Based Incentive Awards and - Equity Incentive Grant Policies. The vesting period and vesting start date were established by the Compensation Committee. Shares unexercisable were not vested as December 31, 2006.
(2) Grant dates and vesting period information for all grants not fully vested as of December 31, 2006 are as follows:
Grant Date	Expiration Date	Expiration Date	Months to fully vest
3/21/2003	3/21/2013	4/1/2003	48
2/3/2004	2/3/2014	1/1/2004	48
1/28/2005	1/28/2015	1/1/2006	48
2/17/2006	2/17/2016	1/1/2007	48
(3) Exercise price is the closing price of the Company's Common Stock on the date of grant as reported on the Nasdaq Global Markets.
(4) Options expire ten years from the date of grant provided that the executive continues employment with the Company.
(5) Mr. Scheier's employment terminated on February 2, 2007, and in accordance with the terms of his Employment Agreement, his options stopped vesting on that date, and all vested and unexercised options will expire on August 15, 2007. All options reported on this schedule for Mr. Scheier were fully vested as of his termination date.

OPTION EXERCISES AND STOCK VESTED
For Fiscal Year Ended December 31, 2006

           The following tables show for the fiscal year ended December 31, 2006 certain information regarding options exercised by the Named Executive Officers:

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Kevin J. Mills	-	-
Micheal L. Gifford	-	-
David W. Dunlap	-	-
Kevin T. Scheier(2)	30,500	15,598
Robert L. Miller	-	-
(1) The value realized equals the difference between the option exercise price and the fair market value of the Company's Common Stock on the date of exercise, multiplied by the number of shares for which the option was exercised.
(2) Mr. Scheier's employment terminated on February 2, 2007.

Equity Compensation Plan Information

           The following table provides information as of December 31, 2006 about the Common Stock that may be issued under all equity compensation plans of the Company.

	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders (1)	7,765,812	$1.63	868,345
Equity compensation plans not approved by security holders (2)	1,072,751	$2.78	-
Total	8,838,563	$1.77	868,345
(1) Includes the 1995 Stock Plan and its successor, the 2004 Equity Incentive Plan. Pursuant to an affirmative vote by security holders in June 2004, an annual increase in the number of shares authorized under the 2004 Equity Incentive Plan is added on the first day of each fiscal year equal to the lesser of (a) 2,000,000 shares, (b) four percent of the outstanding shares on that date, or (c) a lesser amount as determined by the Board of Directors. A total of 1,274,051 shares became available for grant from the 2004 Equity Incentive Plan on January 1, 2007, in addition to those set forth in the table above.
(2) Consists of the 1999 Stock Plan.

Post Employment and Change-In-Control Compensation

Change of Control and Severance Agreements

           In February 1998, the Company adopted a bonus plan pursuant to which a bonus pool in the amount of up to 10 percent of any consideration payable by a buyer in any acquisition of the Company is to be allocated to the executive officers and such other employees as the Board of Directors determines in its discretion.

           In December 2005, the Company renewed separate employment agreements with Messrs. Kevin J. Mills, David W. Dunlap, Micheal L. Gifford, Robert J. Miller, Tim I. Miller, Leonard L. Ott, Peter K. Phillips and Kevin T. Scheier (each an "Executive"). The agreements expire on December 31, 2008 and are expected to be renewed. The agreements set forth the base salaries for each Executive and provide that if the Company terminates the Executive's employment without cause, the Company will pay the Executive (i) six months' base salary regardless of whether he secures other employment during those six months, (ii) health insurance until the earlier of the date of the Executive's eligibility for the health insurance benefits provided by another employer or the expiration of six months, (iii) the full bonus amount to which he would have been entitled for the first quarter following termination and one-half of such bonus amount for the second quarter following termination, and (iv) certain other benefits including the ability to purchase at book value certain items of the Company's property purchased by the Company for the Executive's use, which may include a personal computer, a cellular phone and other similar items. The exercise period for vested stock options may also be extended up to a period not to exceed one year based on formulas in the employment agreements.

           Additionally, under the1999 Stock Plan and the 2004 Equity Incentive Plan (the "Stock Option Plans"), the rights of all optionees (including executive officers) to purchase stock immediately vest, upon a change of control of the Company, become immediately vested and be fully exercisable if such options are not assumed by the acquiring entity.

           Payments to be made to each of the Named Executive Officers following severance are estimated as follows:

Compensation and Benefits	Voluntary Resignation	For Cause (1)	For Good Reason(1)	Involuntary Without Cause(1)	Involuntary or For Good Reason After Change-in- Control(1)	Due to Death or Disability
Kevin J. Mills
Base Salary (2)	-	-	$90,000	$90,000	$90,000	$90,000
Variable Incentive(3)	-	-	$37,500	$37,500	$37,500	$37,500
Stock Options (4)	-	-	-	-	-	-
HealthCare Benefits(5)	-	-	$3,500	$3,500	$3,500	$3,500
Other Perquisites (6)	-	-	-	-	-	-
Micheal L. Gifford
Base Salary (2)	-	-	$82,500	$82,500	$82,500	$82,500
Variable Incentive(3)	-	-	$18,750	$18,750	$18,750	$18,750
Stock Options (4)	-	-	-	-	-	-
HealthCare Benefits(5)	-	-	$3,500	$3,500	$3,500	$3,500
Other Perquisites (6)	-	-	-	-	-	-
David W. Dunlap
Base Salary (2)	-	-	$80,000	$80,000	$80,000	$80,000
Variable Incentive(3)	-	-	$18,750	$18,750	$18,750	$18,750
Stock Options (4)	-	-	-	-	-	-
HealthCare Benefits(5)	-	-	$3,500	$3,500	$3,500	$3,500
Other Perquisites (6)	-	-	-	-	-	-
Kevin T. Scheier
Base Salary (2)	-	-	$67,500	$67,500	$67,500	$67,500
Variable Incentive(3)	-	-	$24,375	$24,375	$24,375	$24,375
Stock Options (4)	-	-	-	-	-	-
HealthCare Benefits(5)	-	-	$3,500	$3,500	$3,500	$3,500
Other Perquisites (6)	-	-	-	-	-	-
Robert L. Miller
Base Salary (2)	-	-	$80,000	$80,000	$80,000	$80,000
Variable Incentive(3)	-	-	$18,750	$18,750	$18,750	$18,750
Stock Options (4)	-	-	-	-	-	-
HealthCare Benefits(5)	-	-	$3,500	$3,500	$3,500	$3,500
Other Perquisites (6)	-	-	-	-	-	-
(1) Cause is defined in each Executive's employment contract as gross misconduct or fraud, misappropriation of the Company's proprietary information, or willful and continuing breach of duties following notice and a cure period.
(2) Base salary is continued for six months from the date of termination for reasons other than for cause or voluntary resignation.
(3) Except in the cases of termination for cause or voluntary resignation, scheduled bonuses are paid equal to 100% of entitlement in the quarter of termination and 50% of entitlement in the following quarter.
(4) Except in the cases of termination for cause or voluntary resignation, stock options vested as of the date of termination may be exercised for a period of up to one year based on formulas in the employment contract. In the event of a change in control where stock options are not assumed by an acquiring entity, all options granted and outstanding become vested and exercisable. In the event of termination for cause or voluntary resignation, stock options vested as of the date of termination may be exercised for a period of 90 days following the termination date.
(5) Except in the cases of termination for cause or voluntary resignation, healthcare benefits are continued up to the earlier of six months or the Executive securing other employment that includes benefits.
(6) There are no perquisites in the compensation packages of any of our executive officers.

Limitation of Liability and Indemnification Matters

           Pursuant to the Delaware General Corporation Law, the Company has adopted provisions in its Amended and Restated Certificate of Incorporation that eliminate the personal liability of the directors to the Company or the stockholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. The Company's bylaws require the Company to indemnify the Company's directors and officers and authorize the Company to indemnify its employees and other agents, to the fullest extent permitted by law.

           The Company has entered into indemnification agreements with each of its current directors and officers that provide for indemnification to the fullest extent permitted by Delaware law, including circumstances in which indemnification and the advancement of expenses are discretionary under Delaware law.

           The Company believes that the limitation of liability provisions in its Amended and Restated Certificate of Incorporation and the indemnification agreements will enhance its ability to continue to attract and retain qualified individuals to serve as directors and officers. There is no pending litigation or proceeding involving a director, officer or employee to which the indemnification agreements would apply.

CORPORATE GOVERNANCE

           The Company and its Board of Directors are committed to high standards of corporate governance as an important component in building and maintaining stockholder value. To this end, the Company regularly reviews its corporate governance policies and practices to ensure that its policies are consistent with such standards. The Company closely monitors guidance issued or proposed by the SEC, the PCAOB, listing standards of Nasdaq and provisions of the Sarbanes-Oxley Act. As a result of review of these matters, as well as the emerging best practices of other companies, the Company has implemented the following:

Executive Compensation Authority

      The Compensation Committee of the Board of Directors approves all compensation plans and amounts for the executive officers of the Company following consultation with management;

      The Compensation Committee reviews and approves annual salary increases for all other employees of the Company upon the recommendation of management;

      The Compensation Committee approves all stock option grants upon the recommendation of management except director grants, which are approved by the full Board of Directors.

Director Independence

      The Board of Directors has confirmed that a majority of the Company's directors are independent as defined by current SEC and Nasdaq regulations.
      The Company's independent directors hold formal meetings convened separately from management and chaired by an independent director.

      The Audit, Compensation and Nominating Committees consist solely of independent directors.

Audit Committee

      All Audit Committee members possess the required level of financial literacy.

      Mr. Bass, a member of the Audit Committee, possesses the qualifications of an "audit committee financial expert."

      The Audit Committee charter formalizes and makes explicit the following:

        The Audit Committee's ability to retain independent consultants and experts as it sees fit, at Company expense;

        The Audit Committee's authority to appoint, review and assess the performance of the Company's independent auditors;

        The Audit Committee's ability to hold regular executive sessions with the Company's independent auditors, the Company's Chief Financial Officer and Controller, and other Company officers directly, as it considers appropriate;

        The requirement that the Audit Committee review and approve in advance non-audit services by the Company's independent auditors, as well as related party transactions;

        The Audit Committee's duty to maintain a formal complaint monitoring procedure ("whistleblower" policy) to enable confidential and anonymous reporting to the Audit Committee; and

        The Audit Committee's authority over the independent auditors' rotation policy.

Other Governance Matters

      The Company has a formal Code of Business Conduct and Ethics that applies to all officers, directors and employees.

      The Company has a requirement that any waiver or amendment to the Code of Business Conduct and Ethics involving a director or officer be reviewed by the Nominating Committee and disclosed to the Company's stockholders.

      The Company has a Compensation Committee charter and Nominating Committee charter.

      The Company has an Insider Trading Policy, including control procedures to comply with current SEC and Nasdaq regulations.

      The Company has a policy that the Board of Directors review its own performance on an annual basis.

      The Company prohibits loans to its officers and directors.

           More details on the Company's corporate governance initiatives, including copies of its Code of Business Conduct and Ethics and the committee charters can be found in the "Corporate Governance" section of the Company's web site at http://www.mkr-group.com/SCKT/board_committee.html.

Policy for Director Recommendations and Nominations

           The Nominating Committee considers candidates for board membership suggested by the Board of Directors, management and the Company's stockholders. It is the policy of the Nominating Committee to consider recommendations for candidates to the Board of Directors from stockholders holding no less than five percent of the total outstanding shares of the Company. Stockholders must have held such Common Stock continuously for at least 12 months prior to the date of the submission of the recommendation. The Nominating Committee will consider persons recommended by the Company's stockholders in the same manner as nominees recommended by members of the Board of Directors or management.

           A stockholder who desires to recommend a candidate for election to the Board of Directors should direct the recommendation in written correspondence by letter to the Company, addressed to:

Chairman of the Nominating Committee c/o Corporate Secretary Socket Communications, Inc. 39700 Eureka Drive Newark, CA 94560

The notice must include:

      the candidate's name, home and business contact information;

      detailed biographical data and relevant qualifications;

      a signed letter from the candidate confirming his or her willingness to serve;

      information regarding any relationships between the candidate and the Company within the last three years; and

      evidence of the required ownership of Common Stock by the recommending stockholder.

           In addition, a stockholder may nominate a person directly for election to the Board of Directors at the annual meeting of the Company's stockholders, provided the stockholder complies with the requirements set forth in the Company's Bylaws and the rules and regulations of the SEC related to stockholder proposals. The process for properly submitting a stockholder proposal, including a proposal to nominate a person for election to the Board of Directors at an annual meeting, is described above in the section entitled "Deadline for Receipt of Stockholder Proposals to be Included in the Company's Proxy Materials."

           Where the Nominating Committee has either identified a prospective nominee or determines that an additional or replacement director is required, the Nominating Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board of Directors or management. In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Nominating Committee considers a number of factors, including the following:

      The current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board of Directors.

      Such factors as judgment, independence, character and integrity, area of expertise, diversity of experience, length of service and potential conflicts of interest.

      Such other factors as the Nominating Committee may consider appropriate.

           The Nominating Committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board of Directors:

      The highest personal and professional ethics and integrity.

      Proven achievement and competence in the nominee's field and the ability to exercise sound business judgment.

      Skills that are complementary to those of the existing members of the Board of Directors.

      The ability to assist and support management and make significant contributions to the Company's success.

      An understanding of the fiduciary responsibilities that are required of a member of the Board of Directors and the commitment of time and energy necessary to carry out those responsibilities diligently.

           In connection with its evaluation, the Nominating Committee determines whether it will interview potential nominees. After completing the evaluation and interview, the Nominating Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated to the board, and the Board of the Directors determines the nominees after considering the recommendation and report of the Nominating Committee.

Stockholder Communications to Directors

           Stockholders may communicate directly with the members of the Board of Directors by sending an email to board@socketmobile.com. The Company's Secretary monitors these communications and will ensure that summaries of all received messages are provided to the Board of Directors at its regularly scheduled meetings or directly to the Chairman of the Board if the matter is deemed to be urgent and to require the immediate attention of the Board. Where the nature of a communication warrants, Mr. Bass, Chairman of the Board, may decide to obtain the more immediate attention of the appropriate committee of the Board of Directors or a non-management director, or the Company's management or independent advisors, as appropriate. Mr. Bass will also determine whether any response to a stockholder communication is necessary or warranted and whether further action is required.

Director Independence

           In January 2007, the Board of Directors undertook a review of the independence of its directors and considered whether any director had a material relationship with the Company or its management that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, the Board of Directors affirmatively determined that all of the directors of the Company, with the exception of Mr. Mills, the Company's President and Chief Executive Officer, and Mr. Gifford, the Company's Executive Vice President, are independent of the Company and its management under the corporate governance standards of Nasdaq.

Code of Business Conduct and Ethics

           The Board of Directors has a Code of Business Conduct and Ethics that is applicable to all employees, officers and directors of the Company, including the Company's senior financial and executive officers. The Code of Business Conduct and Ethics is intended to deter wrongdoing and promote ethical conduct among the Company's directors, executive officers and employees. The Code of Business Conduct and Ethics is available on the Company's website at http://www.mkr-group.com/SCKT/board_committee.html. The Company will also post any amendments to or waivers from the Code of Business Conduct and Ethics on its website.

REPORT OF THE COMPENSATION COMMITTEE

           The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management.

           Based on the Compensation Committee's review and discussion noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

COMPENSATION COMMITTEE
Dated: March 16, 2007	Enzo Torresi Peter Sealey

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           None of the members of the Compensation Committee has ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the board or compensation committee of any entity that had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

           The Board of Directors maintains an Audit Committee comprised of three of the Company's outside directors. The Audit Committee oversees the Company's financial processes on behalf of the Board of Directors, although management has the primary responsibility for preparing the financial statements and maintaining the Company's financial reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2006, including discussing the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Board has a written charter for the Audit Committee, a copy of which is posted on the Company's website at http://www.mkr-group.com/SCKT/board_committee.html.

           The Audit Committee reviewed the 2006 financial statements with the Company's independent auditors, who are responsible for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles, as well as their judgment as to the quality, not just the acceptability, of the Company's accounting principles. The Audit Committee also discussed such other matters as the auditors are required to discuss with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

           The Audit Committee also discussed with the Company's independent auditors the overall scope and results of their audits of the financial statements including their review of internal controls. The Audit Committee met periodically with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held two meetings with the auditors in regards to their audits of the annual financial statements for the year ended December 31, 2006. In addition, a conference call between members of the Audit Committee, the auditors and management was held each quarter during fiscal 2006 to review quarterly financial reports prior to their issue.

           In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006. The Audit Committee also approved the appointment of Moss Adams LLP as the Company's independent auditors for the year ending December 31, 2007.

           The foregoing report has been submitted by the undersigned in our capacity as members of the Audit Committee of the Board of Directors.

AUDIT COMMITTEE
Dated: March 16, 2007	Charlie Bass Leon Malmed Gianluca Rattazzi

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           There were no transactions during the last fiscal year to which the Company has been a party, in which the amount involved exceeded $120,000 and in which any director, executive officer or beneficial holder of more than five percent of the Company's outstanding capital stock had or will have a direct or indirect material interest.

           See also Executive Compensation - Change of Control and Severance Agreements.

           Related party transactions, regardless of amount, to which the Company has been a party in which any director, executive officer or beneficial holder of more than five percent of the Company's outstanding capital stock would have a direct or indirect material interest requires the prior approval of the Audit Committee or, in the case of directors, the full Board of Directors. There were no related party transactions during fiscal year 2006.

OTHER MATTERS

           The Company knows of no other matters to be submitted at the 2007 Annual Meeting. If any other matters properly come before the 2007 Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. Please complete, date, execute and return, at your earliest convenience, the accompanying proxy card in the envelope that has been enclosed.

THE BOARD OF DIRECTORS
Dated: March 16, 2007

This Proxy is solicited on behalf of the Board of Directors of Socket Communications, Inc.

2007 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of SOCKET COMMUNICATIONS, INC., a Delaware corporation, DBA Socket Mobile, Inc., hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 16, 2007, and hereby appoints Kevin J. Mills and David W. Dunlap, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of SOCKET COMMUNICATIONS, INC. to be held on Wednesday, April 18, 2007 at 9:00 a.m. local time, at the Company's headquarters at 39700 Eureka Drive, Newark, California 94560, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.	ELECTION OF SEVEN DIRECTORS.
/ / FOR all nominees listed / / Withhold Authority to vote for ALL Nominees Listed
Nominees: Charlie Bass; Kevin J. Mills; Micheal L. Gifford; Gianluca Rattazzi; Leon Malmed; Enzo Torresi; Peter Sealey
If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:
Charlie Bass; Kevin J. Mills; Micheal L. Gifford; Gianluca Rattazzi; Leon Malmed; Enzo Torresi; Peter Sealey
2.	PROPOSAL TO RATIFY THE APPOINTMENT OF MOSS ADAMS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.
	/ / FOR	/ / AGAINST	/ / ABSTAIN
In their discretion, the Proxies are entitled to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF MOSS ADAMS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
Signature	Signature	Date: , 2007
(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)